UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 10, 2008

ACTIONVIEW INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	87-0542172
(State or other jurisdiction of incorporation or	(IRS Employer Identification No.)
organization)

1892 West Broadway, 2nd floor, Vancouver, British Columbia, Canada V6Y 1J9
(address of principal executive offices)

(604) 878-0200
(Registrant's telephone number)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officer.

Effective December 10, 2007, ActionView International, Inc. (the “Registrant” or the “Corporation”) accepted the resignation of Rick Mari as a member of the board of directors. To fill the vacancy created by Mr. Mari’s resignation, the Registrant appointed Steven Peacock, the Registrant’s Chief Executive Officer, President and Secretary, as a member of the board of directors effective June 11, 2008.

On June 12, 2008, the Registrant accepted the resignation of Christopher Stringer as the Registrant’s Chairman of the Board of Directors effective immediately. At this time, no one has been chosen to fill the vacancy left by the resignation of Mr. Stringer as the Chairman of the Board of Directors.  There were no disagreements between Mr. Stringer and the Registrant on any matter relating to the Registrant’s operations, policies or practices which, if not resolved to the satisfaction of Mr. Stringer, would have caused Mr. Stringer to make reference to the matter in his resignation letter attached as Exhibit 99.1 to this Current Report on From 8-K and incorporated by reference.

As a result of Mr. Stringer’s resignation, Mr. Peacock is the sole Director of the Registrant.

The Company will provide, no later than the date this Report on Form 8K is filed with the SEC, a copy of the disclosures made herein to Mr. Stringer, and will provide him with an opportunity to provide a letter stating whether or not he disagrees with these statements.  Any correspondence received from Mr. Stringer will be filed as an exhibit to an amended Report and will be filed within two (2) business days of receipt.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2008, the Board of Directors and a majority of the Corporation’s stockholders approved the following proposals: (i) a change in the name of the Corporation during the nine month period following the date of approval of the majority stockholders and the board of directors, without further notice or approval of the shareholders of the Corporation, (ii) the re-authorization of One Billion (1,000,000,000) shares of common stock, $0.001 par value per share, and to authorize Fifty Million (50,000,000) shares of “blank check” preferred stock, $0.001 par value per share (the “Authorized Shares”); (iii) approval for the Corporation’s Board of Directors to affect a reverse stock split of the Company’s outstanding Common Stock in a ratio of up to one-for-two thousand during the nine month period following the date of approval of the majority stockholders and Board of Directors, without further approval or notice to the shareholders, (iv) to amend the articles to broaden the nature of authorized business in which the Corporation may engage in, (v) to correct an inadvertent reference to the State of Utah in the Corporation’s articles, and (vi) to amend the Corporation’s Bylaws as permitted under Section 12.2 of the Bylaws, to change the definition of a “quorum” of shareholders for purposes of shareholder meetings, as presently set forth in Section 2.6 of the Bylaws to a majority of the voting shares.

On June 10, 2008 the Company filed a Certificate of Amendment to the Articles of Incorporation with the state of Nevada to amend Article III(a) of the articles to broaden the nature of authorized business in which the Corporation may engage, Article III(d) of the articles to correct an inadvertent reference to the State of Utah and Article IV of the articles to authorize the issuance of capital stock to one billion fifty million, and approve the authorization of “blank check” preferred stock, as described above.  The foregoing description of the Amendment to the Articles of Incorporation is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.6 to this Current Report on Form 8-K and incorporated herein by reference.

On June 10, 2008, the Registrant amended the Bylaws to change the definition of a “quorum” of shareholders for purposes of all shareholder meetings as presently set forth in Section 2.6.  The foregoing description of the Amendment to the Bylaws is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.7 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description	Location

3.6	Amendment to the Articles of Incorporation, dated June 10, 2008	Filed herewith
3.7	Amendment to the Bylaws, dated June 10, 2008	Filed herewith
99.1	Letter of Resignation from Christopher Stringer, dated June 12, 2008	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIONVIEW INTERNATIONAL, INC.

June 13, 2008	/s/ Steven Peacock
Date	Steven Peacock Chief Executive Officer